Exhibit 10.8

CAPITOL ACQUISITION CORP. II

509 7th Street, N.W.

Washington, D.C. 20004

_______________, 2013

Venturehouse Group, LLC

509 7th Street, N.W.

Washington, D.C. 20004

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Capitol Acquisition Corp. II (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Venturehouse Group, LLC shall make available to the Company certain office space and administrative and support services as may be required by the Company from time to time, situated at 509 7th Street, N.W., Washington, D.C. 20004 (or any successor location). In exchange therefore, the Company shall pay Venturehouse Group, LLC the sum of $7,500 per month on the Effective Date and continuing monthly thereafter until the Termination Date. Venturehouse Group, LLC hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Very truly yours,

CAPITOL ACQUISITION CORP. II

By:

Name: L. Dyson Dryden

Title: Chief Financial Officer

AGREED TO AND ACCEPTED BY:

VENTUREHOUSE GROUP, LLC

By:

Name: Mark D. Ein

Title: Chief Executive Officer